                                     Press Release
Cambridge, Mass. – Feb. 12, 2025

Biogen reports fourth quarter and full year 2024 results and provides full year 2025 financial guidance
Fourth quarter 2024 total revenue $2.5 billion, 3% growth YoY; GAAP diluted EPS $1.83, 7% growth YoY; Non-GAAP diluted EPS $3.44, 17% growth YoY
Full year 2024 total revenue $9.7 billion, 2% decline YoY; GAAP diluted EPS $11.18, 40% growth YoY; Non-GAAP diluted EPS $16.47, 12% growth YoY
Continued progress in commercial portfolio, building on a new foundation with the goal of long-term sustainable growth
•LEQEMBI fourth quarter global in-market sales of approximately $87 million, including U.S. in-market sales of approximately $50 million, representing good continued sequential growth
•Fourth quarter revenue from product launches continued to offset year-over-year decline in multiple sclerosis product revenue
•Global SKYCLARYS revenue of approximately $102 million in the fourth quarter showed continued strong patient growth; SKYCLARYS has nearly doubled the number of patients on therapy globally as compared to year end 2023; U.S. SKYCLARYS revenue of approximately $71 million was impacted by channel inventory and Medicare discount dynamics
Advanced key development programs, supporting a late-stage pipeline with multi-billion dollar potential
•LEQEMBI intravenous maintenance dosing approved by FDA; subcutaneous maintenance dosing BLA filing accepted by FDA, PDUFA of August 31, 2025
•Dapirolizumab pegol second Phase 3 study initiated in systemic lupus erythematosus; Detailed results from the positive first Phase 3 study presented at the American College of Rheumatology annual meeting
•Nusinersen (SPINRAZA) higher dose regimen for SMA filings accepted by FDA and EMA; FDA PDUFA of September 22, 2025
•Felzartamab granted orphan drug designation in E.U. in solid organ transplantation and IgA nephropathy
Full year 2025 financial guidance: Non-GAAP diluted EPS expected between $15.25 and $16.25
•Expect full year 2025 total revenue to decline by a mid-single digit percentage at constant currency versus full year 2024
Biogen Inc. (NASDAQ: BIIB) today reported fourth quarter and full year 2024 financial results. Commenting on the results, President and Chief Executive Officer Christopher A. Viehbacher said:

“We believe 2024 was an important year on our journey to deliver long-term sustainable growth. We delivered continued revenue growth from our ongoing product launches including LEQEMBI, where we believe there remains a significant long-term opportunity. We also achieved key development milestones across our late-stage pipeline, where we continue to prioritize high-conviction assets with the potential to drive growth well into the next decade. Our financial discipline has enabled a restructuring of our operating expenses with a reallocation of resources toward potential future growth drivers. We believe that continued execution against these key strategic elements, as well as a disciplined approach to business development, will allow us to generate long-term value for our shareholders by bringing innovative medicines to patients.”

Financial Highlights

	Q4 '24	Q4 '23	△	r (CC*)	FY '24	FY '23	△	r (CC*)
Total Revenue (in millions)	$2,455	$2,386	3%	2%	$9,676	$9,836	(2)%	(2)%
GAAP diluted EPS	$1.83	$1.71	7%	N/A	$11.18	$7.97	40%	N/A
Non-GAAP diluted EPS	$3.44	$2.95	17%	N/A	$16.47	$14.72	12%	N/A
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period.
N/A = not applicable.
*    Percentage changes in revenue growth at constant currency (CC) are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. dollars using the exchange rates from the end of the previous calendar year.

A reconciliation of GAAP to Non-GAAP financial measures can be found in Table 4 at the end of this news release.
Revenue Summary

(In millions, except percentages)	Q4 '24	Q4 '23	△	r (CC#)	FY '24	FY '23	△	△ (CC#)
Multiple Sclerosis (MS) product revenue(1)	$1,070	$1,168	(8)%	(9)%	$4,350	$4,662	(7)%	(7)%
Rare disease revenue(2)	$535	$472	13%	15%	$1,988	$1,803	10%	11%
Biosimilars revenue	$202	$188	7%	4%	$793	$770	3%	2%
Other product revenue(3)	$26	$4	NMF	NMF	$83	$12	NMF	NMF
Total product revenue	$1,833	$1,832	—%	—%	$7,214	$7,247	—%	—%
Revenue from anti-CD20 therapeutic programs	$465	$436	7%	7%	$1,750	$1,690	4%	4%
Alzheimer's collaboration revenue(4)	$27	$2	NMF	NMF	$60	$—	NMF	NMF
Contract manufacturing, royalty and other revenue	$130	$117	12%	9%	$653	$899	(27)%	(28)%
Total revenue	$2,455	$2,386	3%	2%	$9,676	$9,836	(2)%	(2)%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. Numbers may not foot or recalculate due to rounding.
NMF = no meaningful figure.
(1) MS includes TECFIDERA®, VUMERITY®, AVONEX®, PLEGRIDY®, TYSABRI® and FAMPYRA™.
(2) Rare disease includes SPINRAZA®, SKYCLARYS® and QALSODY®.
(3) Other includes ZURZUVAE™, ADUHELM® and FUMADERM™.
(4) Includes Biogen’s 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI® Collaboration.
•Fourth quarter and full year 2024 ZURZUVAE revenue was approximately $23 million and approximately $72 million, respectively.
Expense Summary

(In millions, except percentages)	Q4 '24	Q4 '23	△	FY '24	FY '23	△
GAAP cost of sales*	$583	$618	6%	$2,310	$2,533	9%
% of Total Revenue	24%	26%		24%	26%
Non-GAAP cost of sales*	$540	$587	8%	$2,137	$2,502	15%
% of Total Revenue	22%	25%		22%	25%
GAAP R&D expense	$532	$571	7%	$2,042	$2,462	17%
Non-GAAP R&D expense	$528	$568	7%	$1,930	$2,262	15%
GAAP SG&A expense	$680	$609	(12)%	$2,404	$2,550	6%
Non-GAAP SG&A expense	$673	$588	(14)%	$2,340	$2,277	(3)%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period
*Excluding amortization and impairment of acquired intangible assets

•The decrease in fourth quarter 2024 GAAP and Non-GAAP cost of sales as a percentage of total revenue was driven primarily by lower idle capacity charges.

•The decrease in full year 2024 GAAP and Non-GAAP cost of sales as a percentage of total revenue was driven primarily by product mix, particularly the year-over-year increase in revenue from new product launches, a decrease in contract manufacturing revenue, and lower idle capacity charges.

•The decrease in fourth quarter and full year 2024 GAAP and Non-GAAP R&D expense was driven primarily by savings from the Company's R&D prioritization and Fit for Growth initiatives.

•The increase in fourth quarter 2024 GAAP and Non-GAAP SG&A was driven primarily by sales and marketing spend to support product launches, partially offset by savings from the Company's Fit for Growth initiative.

•Full year 2024 GAAP and Non-GAAP SG&A includes higher operational spending on sales and marketing activities in support of LEQEMBI and SKYCLARYS, which was partially offset by cost-reduction measures realized in connection with the Company's Fit for Growth program.
Other Financial Highlights

•Fourth quarter 2024 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $57 million. This includes approximately $51 million related to Biogen’s collaboration with Samsung Bioepis, and approximately $6 million related to Biogen’s collaboration with Sage Therapeutics related to the commercialization of ZURZUVAE in the U.S.

•Full year 2024 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $254 million. This includes approximately $227 million related to Biogen’s collaboration with Samsung Bioepis, and approximately $27 million related to Biogen’s collaboration with Sage Therapeutics related to the commercialization of ZURZUVAE in the U.S.

•Fourth quarter 2024 GAAP other expense was approximately $150 million and includes approximately $78 million of net losses on strategic equity investments and approximately $42 million of net interest expense. Fourth quarter 2024 Non-GAAP other expense was approximately $72 million, primarily driven by net interest expense.

•Full year 2024 GAAP other expense was approximately $344 million and includes approximately $183 million of net interest expense and approximately $100 million of net losses on strategic equity investments. Full year 2024 Non-GAAP other expense was approximately $243 million, primarily driven by net interest expense.

•Fourth quarter 2024 GAAP and Non-GAAP effective tax rates were 8.5% and 12.2%, respectively. Fourth quarter 2023 GAAP and Non-GAAP effective tax rates were 14.7% and 17.0%, respectively.

•Full year 2024 GAAP and Non-GAAP effective tax rates were 14.4% and 14.6%, respectively. Full year 2023 GAAP and Non-GAAP effective tax rates were 10.4% and 15.2%, respectively.
Financial Position

•Fourth quarter 2024 net cash flow from operations was approximately $761 million. Capital expenditures were approximately $39 million, and free cash flow, defined as net cash flow from operations less capital expenditures, was approximately $722 million.

•Full year 2024 net cash flow from operations was approximately $2.9 billion. Capital expenditures were approximately $154 million, and free cash flow, defined as net cash flow from operations less capital expenditures, was approximately $2.7 billion.

•As of December 31, 2024, Biogen had cash and cash equivalents totaling approximately $2.4 billion with approximately $6.3 billion in total debt, resulting in net debt of approximately $3.9 billion.

•For the fourth quarter of 2024 the Company’s weighted average diluted shares were 146 million. For full year 2024 the Company’s weighted average diluted shares were 146 million.

Full Year 2025 Financial Guidance

For the full year 2025, Biogen expects a Non-GAAP diluted EPS guidance range as follows:

Full Year 2025 Guidance
Non-GAAP diluted EPS	$15.25 to $16.25

This Non-GAAP diluted EPS guidance range, which is based upon FX rates on February 7th, 2025, includes a headwind of approximately $0.35 from foreign exchange when compared to average exchange rates in 2024.

Total revenue is expected to decline by a mid-single digit percentage for 2025 compared to 2024 as further declines in multiple sclerosis product revenue are expected to be partially offset by increases in revenue from product launches.

For 2025 as compared to 2024, Biogen expects operating margin percentage to remain relatively flat. The Fit for Growth program is expected to generate approximately $1 billion of gross savings and $800 million net of reinvestment by the end of 2025. Since the program was initiated in 2023, approximately $400 million of net savings have been achieved, and Biogen expects to realize the balance by the end of 2025. Biogen expects combined Non-GAAP R&D expense and Non-GAAP SG&A expense to total approximately $3.9 billion in 2025.

This financial guidance does not include any impact from potential acquisitions or business development transactions or pending and future litigation or any impact of potential tax or healthcare reform, as all are hard to predict.

This guidance also assumes that foreign exchange rates as of February 7, 2025, will remain in effect for the remainder of the year, net of hedging activities. Other modeling considerations will be provided on the conference call and webcast.

Biogen may incur charges, realize gains or losses, or experience other events or circumstances in 2025 that could cause any of these assumptions to change and/or actual results to vary from this financial guidance.

Biogen does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the Company is unable to predict with reasonable certainty the financial impact of items such as the transaction, integration, and certain other costs related to acquisitions or large business development transactions; unusual gains and losses; potential future asset impairments; gains and losses from equity security investments; and the ultimate outcome of pending or future significant litigation without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

Key Recent Events

•As part of ongoing pipeline prioritization efforts, Biogen has decided to discontinue further development of BIIB113 in early Alzheimer's disease, BIIB094 in early Parkinson's disease, BIIB101 in multiple system atrophy, and BIIB143 (cemdomespib) in diabetic peripheral neuropathic pain.

•In February 2025, Royalty Pharma plc announced that it had entered into an agreement with Biogen to provide research and development funding of up to $250 million for litifilimab. Following potential regulatory approval, Royalty Pharma plc will be eligible for regulatory milestones and royalties of a mid-single digits percentage of the applicable net sales.

Conference Call and Webcast

The Company’s earnings conference call for the fourth quarter will be broadcast via the internet at 8:30 a.m. ET on February 12, 2025 and will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation is also accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.
About Biogen

Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patient’s lives and to create value for shareholders and our communities.
We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth.

We routinely post information that may be important to investors on our website at
www.biogen.com. Follow us on social media - Facebook, LinkedIn, X, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments, optimization of the cost structure including our "Fit for Growth" program, actions to improve risk profile and productivity of R&D pipeline, collaborations, and business development activities; our future financial and operating results; 2025 financial guidance. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements. This press release includes, among others, forward-looking statements including: that Biogen is building on a new foundation with the goal of long-term sustainable growth in its commercial portfolio; the multi-billion dollar potential of its late-stage pipeline; that we believe there remains a significant long-term opportunity for our ongoing product launches including LEQEMBI; that we believe that continued execution against these key strategic elements, as well as a disciplined approach to business development, will allow us to generate long-term value for our shareholders by bringing innovative medicines to patients; and all statements and information under the heading "Full Year 2025 Financial Guidance". These forward-looking statements are based on management's current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part.
We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this document, including, among others, factors relating to: our substantial dependence on revenue from our products and other payments under licensing, collaboration, acquisition or divestiture agreements; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; expectations, plans and prospects relating to product approvals, approvals of additional indications for our existing products, sales, pricing, growth, reimbursement and launch of our marketed and pipeline products; the potential impact of increased product competition in the biopharmaceutical and healthcare industry, as well as any other markets in which we compete, including increased competition from new originator therapies, generics, prodrugs and biosimilars of existing products and products approved under abbreviated regulatory pathways; our ability to effectively implement our corporate strategy; the successful execution of our strategic and growth initiatives, including acquisitions; the drivers for growing our business; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; the drivers for growing our business, including our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars, which is subject to such risks related to our reliance on third-parties, intellectual property, competitive and market challenges and regulatory compliance; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology, including our incorporation of new technologies such as artificial intelligence into some of our processes; risks related to use of information technology systems and potential impacts of any breakdowns, interruptions, invasions, corruptions, data breaches, destructions and/or other cybersecurity incidents of our systems or those of connected and/or third-party systems; problems with our manufacturing capacity, including our ability to manufacture products efficiently or adequately address global bulk supply risks; risks relating to management, personnel and other organizational changes, including our ability to attracting, retaining and motivating qualified individuals; risks related to the failure to comply with current and new legal and regulatory requirements, including judicial decisions, accounting standards, and tariff or trade restrictions; the risks of doing business internationally, including geopolitical tensions, acts of war and large-scale crises; risks relating to investment in our manufacturing capacity; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business, results of operations and financial condition; fluctuations in our operating results; risks related to investment in properties; risks relating to access to capital and credit markets to finance our present and future operations and business initiatives and obtain funding for such activities on favorable terms; risks related to indebtedness; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate and obligations in various jurisdictions in which we are subject to taxation; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission.

These statements speak only as of the date of this press release and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our subsequent reports on Form 10-Q and Form 10-K, in each case including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Jack Cox	Tim Power
Tel: +1 781-464-3260	Tel: +1 781-464-2442
public.affairs@biogen.com	IR@biogen.com

TABLE 1

BIOGEN INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Product revenue, net	$1,832.6	$1,832.4	$7,213.5	$7,246.7
Revenue from anti-CD20 therapeutic programs	465.2	435.8	1,749.9	1,689.6
Alzheimer's collaboration revenue	26.7	1.6	59.9	—
Contract manufacturing, royalty and other revenue	130.2	116.5	652.6	899.3
Total revenue	2,454.7	2,386.3	9,675.9	9,835.6
Cost and expense:
Cost of sales, excluding amortization and impairment of acquired intangible assets	583.5	618.3	2,310.4	2,533.4
Research and development	532.3	570.9	2,041.8	2,462.0
Selling, general and administrative	680.0	608.5	2,403.7	2,549.7
Amortization and impairment of acquired intangible assets	151.2	76.6	446.7	240.6
Collaboration profit sharing/(loss reimbursement)	57.1	54.3	254.4	218.8
(Gain) loss on fair value remeasurement of contingent consideration	3.9	—	27.7	—
Restructuring charges	5.3	98.8	30.2	218.8
Gain on sale of priority review voucher, net	—	—	(88.6)	—
Other (income) expense, net	149.9	67.3	343.6	315.5
Total cost and expense	2,163.2	2,094.7	7,769.9	8,538.8
Income before income tax (benefit) expense and equity in loss of investee, net of tax	291.5	291.6	1,906.0	1,296.8
Income tax (benefit) expense	24.7	42.7	273.8	135.3
Equity in (income) loss of investee, net of tax	—	—	—	—
Net income	266.8	248.9	1,632.2	1,161.5
Net income (loss) attributable to noncontrolling interests, net of tax	—	(0.8)	—	0.4
Net income attributable to Biogen Inc.	$266.8	$249.7	$1,632.2	$1,161.1

Net income per share:
Basic earnings per share attributable to Biogen Inc.	$1.83	$1.72	$11.21	$8.02
Diluted earnings per share attributable to Biogen Inc.	$1.83	$1.71	$11.18	$7.97

Weighted-average shares used in calculating:
Basic earnings per share attributable to Biogen Inc.	145.7	144.9	145.6	144.7
Diluted earnings per share attributable to Biogen Inc.	146.1	145.7	145.9	145.6

TABLE 2

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of December 31, 2024	As of December 31, 2023
ASSETS
Cash and cash equivalents	$2,375.0	$1,049.9
Accounts receivable, net	1,404.8	1,664.1
Due from anti-CD20 therapeutic programs	464.0	435.9
Inventory	2,460.5	2,527.4
Other current assets	752.5	1,182.0
Total current assets	7,456.8	6,859.3
Property, plant and equipment, net	3,181.3	3,309.7
Operating lease assets	356.4	420.0
Intangible assets, net	9,691.2	8,363.0
Goodwill	6,478.9	6,219.2
Deferred tax assets	324.2	928.6
Investments and other assets	560.5	745.0
TOTAL ASSETS	$28,049.3	$26,844.8

LIABILITIES AND EQUITY
Current portion of notes payable and term loan	$1,748.6	$150.0
Taxes payable	548.3	257.4
Accounts payable	424.2	403.3
Accrued expense and other	2,807.7	2,623.6
Total current liabilities	5,528.8	3,434.3
Notes payable and term loan	4,547.2	6,788.2
Deferred tax liabilities	190.5	641.8
Long-term operating lease liabilities	334.5	400.0
Other long-term liabilities	732.3	781.1
Equity	16,716.0	14,799.4
TOTAL LIABILITIES AND EQUITY	$28,049.3	$26,844.8

TABLE 3

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE
(unaudited, in millions)

Product Revenue

	For the Three Months Ended December 31,
	2024			2023
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$41.3	$186.5	$227.8	$63.8	$180.5	$244.3
VUMERITY	153.6	23.0	176.6	139.5	16.9	156.4
Total Fumarate	194.9	209.5	404.4	203.3	197.4	400.7
AVONEX	107.3	62.7	170.0	139.5	66.6	206.1
PLEGRIDY	26.7	39.3	66.0	30.8	43.1	73.9
Total Interferon	134.0	102.0	236.0	170.3	109.7	280.0
TYSABRI	230.0	185.4	415.4	247.8	216.9	464.7
FAMPYRA	—	14.4	14.4	—	23.0	23.0
Subtotal: MS	558.9	511.3	1,070.2	621.4	547.0	1,168.4

Rare disease:
SPINRAZA	166.8	254.6	421.4	157.5	255.1	412.6
SKYCLARYS(1)	70.7	31.5	102.2	55.9	—	55.9
QALSODY(2)	6.4	5.3	11.7	3.3	—	3.3
Subtotal: Rare disease	243.9	291.4	535.3	216.7	255.1	471.8

Biosimilars:
BENEPALI	—	125.0	125.0	—	107.8	107.8
IMRALDI	—	51.0	51.0	—	54.5	54.5
FLIXABI	—	16.1	16.1	—	16.7	16.7
BYOOVIZ(3)	4.9	4.4	9.3	7.9	1.3	9.2
TOFIDENCE(4)	0.1	—	0.1	—	—	—
Subtotal: Biosimilars	5.0	196.5	201.5	7.9	180.3	188.2

Other:
ZURZUVAE(5)	22.9	—	22.9	1.6	—	1.6
Other(6)	0.8	1.9	2.7	0.5	1.9	2.4
Subtotal: Other	23.7	1.9	25.6	2.1	1.9	4.0
Total product revenue, net	$831.5	$1,001.1	$1,832.6	$848.1	$984.3	$1,832.4

(1) SKYCLARYS was obtained as part of our acquisition of Reata in September 2023. SKYCLARYS became commercially available in the U.S. during the second quarter of 2023 and we began recognizing revenue from SKYCLARYS in the U.S. during the fourth quarter of 2023, subsequent to our acquisition. SKYCLARYS was approved and became commercially available in the E.U. during the first quarter of 2024.
(2) QALSODY became commercially available in the U.S. during the second quarter of 2023 and commercially available in the E.U. during the second quarter of 2024.
(3) BYOOVIZ became commercially available in certain international markets in 2023.
(4) TOFIDENCE became commercially available in the U.S. during the second quarter of 2024.
(5) ZURZUVAE became commercially available in the U.S. during the fourth quarter of 2023.
(6) Other includes FUMADERM and ADUHELM.

TABLE 3 (continued)
BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE
(unaudited, in millions)

	For the Twelve Months Ended December 31,
	2024			2023
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$169.2	$797.9	$967.1	$263.1	$749.4	$1,012.5
VUMERITY	538.6	89.4	628.0	512.1	64.2	576.3
Total Fumarate	707.8	887.3	1,595.1	775.2	813.6	1,588.8
AVONEX	451.3	256.2	707.5	536.7	274.3	811.0
PLEGRIDY	111.4	149.1	260.5	126.2	168.5	294.7
Total Interferon	562.7	405.3	968.0	662.9	442.8	1,105.7
TYSABRI	920.0	795.0	1,715.0	997.9	879.0	1,876.9
FAMPYRA	—	71.7	71.7	—	90.5	90.5
Subtotal: MS	2,190.5	2,159.3	4,349.8	2,436.0	2,225.9	4,661.9

Rare disease:
SPINRAZA	625.7	947.5	1,573.2	610.5	1,130.7	1,741.2
SKYCLARYS(1)	301.1	81.4	382.5	55.9	—	55.9
QALSODY(2)	20.9	11.5	32.4	5.8	0.1	5.9
Subtotal: Rare disease	947.7	1,040.4	1,988.1	672.2	1,130.8	1,803.0
			0
Biosimilars:
BENEPALI	—	479.1	479.1	—	438.8	438.8
IMRALDI	—	213.1	213.1	—	222.1	222.1
FLIXABI	—	63.2	63.2	—	77.4	77.4
BYOOVIZ(3)	23.0	13.6	36.6	29.2	2.5	31.7
TOFIDENCE(4)	1.1	—	1.1	—	—	—
Subtotal: Biosimilars	24.1	769.0	793.1	29.2	740.8	770.0

Other:
ZURZUVAE(5)	72.2	—	72.2	1.6	—	1.6
Other(6)	2.8	7.5	10.3	2.4	7.8	10.2
Subtotal: Other	75.0	7.5	82.5	4.0	7.8	11.8
Total product revenue, net	$3,237.3	$3,976.2	$7,213.5	$3,141.4	$4,105.3	$7,246.7

(1) SKYCLARYS was obtained as part of our acquisition of Reata in September 2023. SKYCLARYS became commercially available in the U.S. during the second quarter of 2023 and we began recognizing revenue from SKYCLARYS in the U.S. during the fourth quarter of 2023, subsequent to our acquisition. SKYCLARYS was approved and became commercially available in the E.U. during the first quarter of 2024.
(2) QALSODY became commercially available in the U.S. during the second quarter of 2023 and commercially available in the E.U. during the second quarter of 2024.
(3) BYOOVIZ became commercially available in certain international markets in 2023.
(4) TOFIDENCE became commercially available in the U.S. during the second quarter of 2024.
(5) ZURZUVAE became commercially available in the U.S. during the fourth quarter of 2023.
(6) Other includes FUMADERM and ADUHELM.

TABLE 3 (continued)
BIOGEN INC. AND SUBSIDIARIES
TOTAL REVENUE
(unaudited, in millions)

Total Revenue

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Product revenue, net	$1,832.6	$1,832.4	$7,213.5	$7,246.7
OCREVUS royalties	353.7	338.0	1,339.5	1,266.2
RITUXAN/GAZYVA®/LUNSUMIO™ revenue	106.7	94.4	392.0	409.4
Other revenues from anti-CD20 programs	4.8	3.4	18.4	14.0
Alzheimer's collaboration revenue	26.7	1.6	59.9	—
Contract manufacturing, royalty and other revenue	130.2	116.5	652.6	899.3
Total revenue	$2,454.7	$2,386.3	$9,675.9	$9,835.6

TABLE 4
BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING EXPENSE, OTHER (INCOME) EXPENSE, NET, AND INCOME TAX EXPENSE
(unaudited, in millions)
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue change at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Cost of Sales:
Total cost of sales, GAAP	$583.5	$618.3	$2,310.4	$2,533.4
Less: amortization of Reata inventory fair value step-up	43.0	31.5	173.5	31.5
Total cost of sales, Non-GAAP	$540.5	$586.8	$2,136.9	$2,501.9

Research and Development Expense:
Total research and development expense, GAAP	$532.3	$570.9	$2,041.8	$2,462.0
Less: amortization of Reata inventory fair value step-up	—	—	47.2	—
Less: acceleration of share-based compensation expense and related taxes A	—	—	42.5	197.0
Less: restructuring charges and other cost saving initiatives	4.1	2.8	23.8	3.5
Less: other	—	—	(1.4)	—
Total research and development expense, Non-GAAP	$528.2	$568.1	$1,929.7	$2,261.5

Selling, General and Administrative Expense:
Total selling, general and administrative, GAAP	$680.0	$608.5	$2,403.7	$2,549.7
Less: acceleration of share-based compensation expense and related taxes A	—	—	13.9	196.4
Less: acquisition-related transaction and integration costs	4.9	5.4	20.3	35.0
Less: restructuring charges and other cost saving initiatives	2.9	8.0	21.0	25.4
Less: other	(0.3)	7.2	9.0	15.6
Total selling, general and administrative, Non-GAAP	$672.5	$587.9	$2,339.5	$2,277.3

Amortization and Impairment of Acquired Intangible Assets:
Total amortization and impairment of acquired intangible assets, GAAP	$151.2	$76.6	$446.7	$240.6
Less: impairment charges	40.0	—	60.2	—
Less: amortization of acquired intangible assets	98.5	67.2	341.7	206.0
Total amortization and impairment of acquired intangible assets, Non-GAAP	$12.7	$9.4	$44.8	$34.6

Other (Income) Expense, net:
Total other (income) expense, net, GAAP	$149.9	$67.3	$343.6	$315.5
Less: (gain) loss on equity security investments	78.5	1.5	100.4	274.2
Less: (gain) loss on sale of equity interest in Samsung Bioepis and other investments	—	—	—	15.2
Less: other	(0.3)	3.5	—	12.5
Total other (income) expense, net, Non-GAAP	$71.7	$62.3	$243.2	$13.6

Income Tax (Benefit) Expense:
Total income tax (benefit) expense, GAAP	$24.7	$42.7	$273.8	$135.3
Less: income tax effect related to Non-GAAP reconciling items	(45.1)	(45.2)	(138.3)	(248.3)
Total income tax (benefit) expense, Non-GAAP	$69.8	$87.9	$412.1	$383.6

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
EFFECTIVE TAX RATE, NET INCOME ATTRIBUTABLE TO BIOGEN INC. & DILUTED EPS
(unaudited, in millions, except effective tax rate)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Effective Tax Rate:
Total effective tax rate, GAAP	8.5%	14.7%	14.4%	10.4%
Less: impact of GAAP to Non-GAAP adjustments	(3.7)	(2.3)	(0.2)	(4.8)
Total effective tax rate, Non-GAAP	12.2%	17.0%	14.6%	15.2%

Net Income Attributable to Biogen Inc.:
Total net income attributable to Biogen Inc., GAAP	$266.8	$249.7	$1,632.2	$1,161.1
Plus: amortization of Reata inventory fair value step-up	43.0	31.5	220.7	31.5
Plus: acceleration of share-based compensation expense and related taxes A	—	—	56.4	393.4
Plus: impairment charges	40.0	—	60.2	—
Plus: acquisition-related transaction and integration costs	4.9	5.4	20.3	35.0
Plus: amortization of acquired intangible assets	98.5	67.2	341.7	206.0
Plus: restructuring charges and other cost saving initiatives	12.4	109.6	75.0	247.7
Plus: (gain) loss on fair value remeasurement of contingent consideration	3.9	—	27.7	—
Plus: (gain) loss on equity security investments	78.5	1.5	100.4	274.2
Plus: (gain) loss on sale of equity interest in Samsung Bioepis and other investments	—	—	—	15.2
Plus: income tax effect related to Non-GAAP reconciling items	(45.1)	(45.2)	(138.3)	(248.3)
Plus: other	(0.5)	10.6	7.6	28.0
Total net income attributable to Biogen Inc., Non-GAAP	$502.4	$430.3	$2,403.9	$2,143.8

Diluted Earnings Per Share:
Total diluted earnings (loss) per share, GAAP	$1.83	$1.71	$11.18	$7.97
(Less) Plus: adjustments to GAAP net income attributable to Biogen Inc. (as detailed above)	1.61	1.24	5.29	6.75
Total diluted earnings per share, Non-GAAP	$3.44	$2.95	$16.47	$14.72

A Share-based compensation expense reflects the accelerated vesting of awards previously granted to HI-Bio employees as a result of our acquisition of HI-Bio in the third quarter of 2024, as well as the accelerated vesting of awards previously granted to Reata employees as a result of our acquisition of Reata in the third quarter of 2023. A portion of the total consideration to former HI-Bio and Reata employees was deemed to be compensation attributable to the post-acquisition service period and recognized as a charge to selling, general and administrative expense and to research and development expense within our consolidated statements of income.

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
REVENUE CHANGE AT CONSTANT CURRENCY
(unaudited)
Revenue changes at constant currency are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

	Q4 2024 vs. Q4 2023	YTD 2024 vs. YTD 2023
Total Revenue:
Revenue change, as reported	2.9%	(1.6)%
Less: impact of foreign currency translation and hedging gains / losses	0.5	—
Revenue change at constant currency	2.4%	(1.6)%

Total Product Revenue, Net:
Revenue change, as reported	—%	(0.5)%
Less: impact of foreign currency translation and hedging gains / losses	0.4	(0.2)
Revenue change at constant currency	(0.4)%	(0.3)%

Total MS Product Revenue:
Revenue change, as reported	(8.4)%	(6.7)%
Less: impact of foreign currency translation and hedging gains / losses	0.7	0.1
Revenue change at constant currency	(9.1)%	(6.8)%

Total Rare Disease Revenue
Revenue change, as reported	13.5%	10.3%
Less: impact of foreign currency translation and hedging gains / losses	(1.3)	(1.2)
Revenue change at constant currency	14.8%	11.5%

Total Biosimilars Product Revenue:
Revenue change, as reported	7.1%	3.0%
Less: impact of foreign currency translation and hedging gains / losses	3.0	1.1
Revenue change at constant currency	4.1%	1.9%

Total Revenue from Anti-CD20 Therapeutic Programs:
Revenue change, as reported	6.7%	3.6%
Less: impact of foreign currency translation and hedging gains / losses	—	0.1
Revenue change at constant currency	6.7%	3.5%

Total Contract Manufacturing, Royalty and Other Revenue:
Revenue change, as reported	11.6%	(27.4)%
Less: impact of foreign currency translation and hedging gains / losses	2.5	1.1
Revenue change at constant currency	9.1%	(28.5)%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
(unaudited, in millions)
We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash Flow:
Net cash provided by (used in) operating activities	$760.9	$12.5	$2,875.5	$1,547.2
Net cash provided by (used in) investing activities	(18.6)	(652.3)	(799.2)	(4,101.0)
Net cash provided by (used in) financing activities	7.9	(646.1)	(683.5)	149.3
Net increase (decrease) in cash and cash equivalents	$750.2	$(1,285.9)	$1,392.8	$(2,404.5)

Net cash provided by (used in) operating activities	$760.9	$12.5	$2,875.5	$1,547.2
Less: Purchases of property, plant and equipment	39.3	65.2	153.7	277.0
Free cash flow	$721.6	$(52.7)	$2,721.8	$1,270.2

Use of Non-GAAP Financial Measures
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue change at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures.
We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:
1. Acquisitions and divestitures
We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses/commercial assets and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization of inventory fair value step-up, amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.
2. Restructuring, business transformation and other cost saving initiatives
We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing/abandonment and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.
3. (Gain) loss on equity security investments
We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
4. Other items
We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share - diluted.